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EXHIBIT 10.2

                         WORLD WASTE TECHNOLOGIES, INC.

               CONSULTANT ENGAGEMENT, CONFIDENTIAL INFORMATION AND
                            WORK ASSIGNMENT AGREEMENT

      This CONSULTANT ENGAGEMENT, CONFIDENTIAL INFORMATION AND WORK ASSIGNMENT AGREEMENT (this "AGREEMENT") is made and entered into as of February 4, 2008, by and between Adam Shore ("CONSULTANT") and World Waste Technologies, Inc. ("COMPANY").

      As used herein the term "COMPANY AFFILIATE" shall mean a person or entity, directly or indirectly controlling, controlled by or under common control with Company. As used herein the term "COMPANY PREDECESSOR" shall mean any person or entity with respect to which Company or any Company Affiliate has acquired or succeeded to the assets thereof, whether by merger, acquisition, asset purchase or otherwise.

      As a condition to, and in consideration of, Consultant's engagement by Company, Consultant agrees to the following:

      1. Independent Contractor Relationship. In accordance with the mutual intentions of Company and Consultant, this Agreement establishes between them an independent contractor relationship, and all of the terms and conditions of this Agreement shall be interpreted in light of that relationship. There is no intention to create by this Agreement an employer-employee relationship.

      2.    Engagement.

            (a) Consultant shall perform the services listed on Exhibit A attached hereto and incorporated herein and such other services as Company shall reasonably request of Consultant from time to time (the "SERVICES"). As compensation for such engagement, Consultant shall be paid by Company in accordance with Exhibit B attached hereto and incorporated herein. Consultant agrees to perform the Services through April 1, 2008. Consultant may continue providing the Services after April 1, 2008, pursuant to an extension of this Agreement or by entering enter into a full time employment agreement with Company, in either case as may be mutually agreed upon by Consultant and Company.

            (b) NOTWITHSTANDING THE FOREGOING, CONSULTANT UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT HIS ENGAGEMENT WITH COMPANY MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION OF COMPANY OR CONSULTANT, WITH OR WITHOUT NOTICE.

      3.    Confidential Information.

            (a) Company Information. Consultant agrees that during the term of his engagement and at all times thereafter, he shall hold in strictest confidence, and not use, except for the benefit of Company, or disclose to any person, firm or corporation without written authorization of Company, any Confidential Information of Company, or any Company Affiliate or Company Predecessor. Consultant understands that "CONFIDENTIAL INFORMATION" means any

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Company, Company Affiliate, or Company Predecessor information of any kind or nature, including without limitation, proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of Company, or any Company Affiliate or Company Predecessor on whom Consultant calls or becomes acquainted during the term of his engagement), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to Consultant by Company, or any Company Affiliate or Company Predecessor either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. Consultant further understands that Confidential Information does not include any of the foregoing items that has become publicly known and made generally available through no wrongful act of Consultant or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

            (b) Former Employer Information. Consultant agrees that he will not, during his engagement with Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that he will not bring onto the premises of Company or any Company Affiliate any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

            (c) Third Party Information. Consultant recognizes that Company and Company Affiliates have received and in the future will receive from third parties their confidential or proprietary information subject to a duty on such recipient's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees to hold all such confidential or proprietary information in the strictest confidence and not to use or disclose it to any person, firm or corporation or to use it except as necessary in carrying out his work for Company and Company Affiliates consistent with Company's or such Company Affiliate's agreement with such third party.

      4. Conflicting Employment. Consultant agrees that, during the term of his engagement with Company, he will not engage in any other employment, occupation, consulting or other business activity related to or competitive with the business in which Company or any Company Affiliate is now involved or becomes involved during the term of his engagement, nor will he at any time engage in any other activities that conflict with his obligations under this Agreement or otherwise to Company or any Company Affiliate.

      5. Returning Company Property. Consultant agrees that, at the time his engagement by Company ends, he will deliver to Company (and will not keep in his possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by him pursuant to his engagement with Company or otherwise belonging to Company or any Company Affiliate, its or their successors or assigns.


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      6.    Solicitation of Employees. Consultant agrees that during the term of this Agreement and for a period of twelve (12) months immediately following the termination of Consultant's relationship with Company for any reason, he shall not either directly or indirectly solicit, induce, recruit or encourage any of Company's or Company Affiliate's employees or consultants to leave their employment, either for their own employment or engagement or for any other person or entity.

      7. Representations. Consultant agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Consultant represents that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by him in confidence or in trust prior to his engagement by Company. Consultant not entered into, and agrees that he will not enter into, any oral or written agreement in conflict herewith.

      8. Consultant Responsible For His Agents and Employees. Consultant shall select and shall have full and complete control of and responsibility for all agents, employees and subcontractors, if any, employed or used by Consultant and for the conduct of Consultant's independent business and none of said agents, employees or subcontractors shall be, or shall be deemed to be, the agent, employee or subcontractor of Company for any purpose whatsoever, and Company shall have no duty, liability or responsibility, of any kind, to or for the acts or omissions of Consultant or such agents, employees or subcontractors, or any of them. Consultant agrees to defend, indemnify and hold Company harmless from and with respect to any and all claims of any kind based on any act or omission of Consultant or Consultant's agents, employees or subcontractors.

      9. Consultant Responsible For Taxes and Indemnification. Without limiting any of the foregoing, Consultant agrees to accept exclusive liability for the payment of taxes or contributions for unemployment insurance or old age pensions, annuities or social security payments, or other statutory employer obligations or contributions which are measured by the wages, salaries or other remuneration paid to Consultant or the employees of Consultant, if any, and to reimburse and indemnify Company for such taxes or contributions or penalties which Company may be compelled to pay. Consultant also agrees to comply with all valid administrative regulations respecting the assumption of liability for such taxes and contributions.

      10. No Assignment By Consultant. Consultant shall not assign or transfer any rights under this Agreement without Company's prior written consent, and any attempt of assignment or transfer without such consent shall be void. Company may, however, assign this Agreement.

      11. Work Made For Hire. All original works of authorship and artistic and other material of any kind or nature (including, without limitation, all inventions, methods, designs, operations, business methods, production processes, services, products, suggestions, processes, designs, algorithms, methods, techniques, ideas, discoveries, formulae, code, computer software, developments, concepts, improvements, enhancements, trademarks, domain names or trade secrets, whether or not patentable or registrable under copyright, trademark or similar laws), which are or have been conceived, prepared, created, composed, developed, or reduced to practice, in whole or in part by Consultant and/or by other contributors at any time in connection with any and all work


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commissioned, conceived, prepared, created, composed, or developed by or for
Consultant or within the scope of his engagement with Company or any Company Affiliate or Company Predecessor, including, without limitation, the Services (all of the foregoing, collectively, "WORKS") and all results and proceeds of every kind in and to the services that have been rendered and which will be rendered by Consultant for Company or any Company Affiliate or Company Predecessor, at any time heretofore or hereafter (all of the foregoing, including the Works, collectively, the "MATERIAL") (i) was intended at all times prior to its creation to constitute, (ii) since its creation has constituted and
(iii) shall in the future constitute, a "work made for hire" for Company or such Company Affiliate or Company Predecessor. Accordingly Company or such Company Affiliate is and shall forever be deemed the author and exclusive owner thereof, and has and shall have any and all right, title, and interest of any kind or nature in and to the Material (the "RIGHTS"). The Rights shall, include, without limitation, (i) the exclusive right to exploit any or all of the Material in any and all media, markets and languages and in any manner now known or hereafter devised, throughout the universe, in perpetuity; (ii) all copyrights thereto (including, without limitation, any renewals, extensions or revivals thereof), and (iii) any and all other patent, trademark, trade secret, intellectual property and ownership and exploitation rights and all renewals, extensions or revivals of each of the foregoing.

      12.   Arbitration and Equitable Relief.

            (a) Arbitration. Except as provided in Section 12 (b) below, it is agreed that any dispute or controversy arising out of or under or relating to this Agreement or any interpretation, construction, performance or breach thereof or otherwise arising out of or relating to its engagement or its termination shall be settled by arbitration to be held before a single arbitrator in San Jose, California, in accordance with the Arbitration Rules then in effect of the American Arbitration Association and pursuant to California Civil Procedure Code ss.1282-1284.2. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. Unless otherwise provided by statute, Company and Consultant shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its or his own counsel fees and expenses.

            (b) Equitable Remedies. Consultant agrees that it would be impossible or inadequate to measure and calculate Company's damages from any breach of the covenants set forth in Sections 3, 4, and 6 herein. Accordingly, Consultant agrees that if he breaches any of such Sections, Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief and Consultant hereby consents to the issuance of such injunction and to the ordering of specific performance.


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      13.   General Provisions.

            (a) Governing Law: Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of California. Company and Consultant hereby expressly consent to the personal jurisdiction of the above-referenced arbitrator and, if necessary, of the state and federal courts located in California for the purpose of any action or judgment with respect to this Agreement or any other matter referenced in Section 12 above. Consultant agrees that service by registered or certified mail, return receipt requested, delivered to him at the address set forth following his name in the signature block below (or such other address of which he notifies Company in writing) will be deemed in every respect effective service of process upon it for all purposes with respect to this Agreement or any other matter referenced in Section 12 above.

            (b) Time Is of the Essence. Consultant acknowledges and agrees that time is of the essence for the performance of his obligations hereunder.

            (c) Entire Agreement. This Agreement sets forth the entire agreement and understanding between Company and Consultant relating to the subject matter herein and supersedes any all discussions and written agreements between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged (which, as to Company, shall require signature by its Chief Executive Officer). Any subsequent change or changes in the Services or Consultant's duties or compensation shall not affect the validity or scope of this Agreement.

            (d) Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

            (e) Successors and Assigns. This Agreement will be binding upon Consultant's heirs, executors, administrators and other legal representatives and will be for the benefit of Company, its successors, and its assigns.

            (f) Survival. Sections 3, 4, 8, 9, 11, 12, 13 and 14 shall survive termination of this Agreement.

      14. Acknowledgment. Consultant acknowledges and agrees to each of the following items:

            (a) Consultant is executing this Agreement voluntarily and without any duress or undue influence by Company or anyone else; and

            (b) Consultant has carefully read this Agreement and the Exhibits attached hereto. Consultant has asked any questions needed for him to understand the terms, consequences and binding effect of this Agreement and fully understand them.


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            (c)   This Agreement is being executed by the parties effective as of the date and year first set forth above.


                                                /s/ ADAM SHORE
                                                --------------------------------
                                                Signature of Consultant


                                                ADAM SHORE
                                                --------------------------------
                                                Name of Consultant


                                                --------------------------------
                                                --------------------------------
                                                Address of Consultant
                                                (typed or printed)


                                                WORLD WASTE TECHNOLOGIES, INC.


                                                By: /s/ JOHN PIMENTEL
                                                    -----------------
                                                Its: CEO


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                                    EXHIBIT A
                                    SERVICES

      Consultant shall serve Company as interim Chief Financial Officer, reporting directly to the CEO, performing services customarily performed by the CFO of a public corporation, together with such other duties as may be assigned to him by the CEO. Such duties shall include, but not be limited to, working with David Rane to implement the transition plan outlined in Exhibit C hereto.




                                       A-1
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                                    EXHIBIT B
                                  COMPENSATION

      Consultant shall be entitled to the following compensation for providing the Services under this Agreement:

      $8,000 per month (adjusted proportionality for any partial period), payable in arrears on the last day of each month.




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                                    EXHIBIT C
                                 TRANSITION PLAN


Financial Reporting
        Monthly and quarterly close
        Completely transition financial close as of March 31, 2008 SEC filings SOX - maintenance of documentation and compliance

Coordination with outsourced functions and related vendors during transition, including but not limited to
        Payroll and treasury
        Equity compensation
        Internal audit/SOX compliance
        SEC filers

Transition and maintenance of relationship with external auditors

Payroll and treasury function
        Reassessment of banking relationships

Human resources

Liability and D&O Insurance

Investor relations

Office relocation from San Diego to Bay Area




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